UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (date of earliest event reported):
May 6, 2013

CHEMED CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	1-8351	31-0791746
(State or other	(Commission File Number)	(I.R.S. Employer
jurisdiction of		Identification
incorporation)		Number)

2600 Chemed Center, 255 East 5th Street, Cincinnati, OH 45202
(Address of principal executive offices)             (Zip Code)

Registrant's telephone number, including area code:
(513) 762-6500

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

[_]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[_]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240-14a-12)

[_]	Pre-commencement comm unications pursuant to Rule 14d-2(b) under Exchange Act (17 CFR 240-14d-2(b))

[_]	Pre-commencement communications pursuant to Rule 13e-4 (c) under Exchange Act (17 CFR 240-13e-4(c))

ITEM 8.01  OTHER EVENTS

As background to this filing the Company is restating previous disclosures to include developments in certain Regulatory Matters:

In April 2005, VITAS received a subpoena from the Office of the Inspector General (“OIG”) of the U.S. Department of Health and Human Services requesting that VITAS produce various categories of documents from 1998 through the date of the subpoena in connection with an investigation into an alleged failure to appropriately bill Medicare and Medicaid for hospice services.  The requested categories of documents included patient medical and billing records for 320 past and then current patients from VITAS’s three largest programs; policy and procedure manuals; information concerning patient admissions, certifications, discharges, and lengths of stay; and census information.  In the third quarter of 2005, the OIG requested additional information from us.  In May 2006, VITAS received another subpoena from OIG seeking certain information concerning employees and their compensation from 1999 through 2004.   In 2004, two former VITAS employees filed a related qui tam suit in U.S. District Court for the Southern District of Florida,  United States, et al. ex rel. Barys v. Vitas Healthcare Corp. , 1:04-cv-21431.  The complaint asserted violations of the federal False Claims Act against VITAS and certain of its affiliates, based on the alleged fraudulent admissions and recertification of ineligible patients.  In July 2007, the district court dismissed the suit with prejudice.  The U.S. Court of Appeals for the Eleventh Circuit affirmed the dismissal in November 2008.  In March 2009, VITAS received a letter from the Department of Justice indicating that its investigation of VITAS’s Florida programs is ongoing.

In July 2012, VITAS received an investigative subpoena from the Florida Attorney General seeking documents previously produced in the course of prior government investigations as well as, for the period January 1, 2007 through the date of production, billing records and procedures; information concerning business results, plans, and strategies; documents concerning patient eligibility for hospice care; and certain information concerning employees and their compensation.

In May 2009, VITAS received an administrative subpoena from the U.S. Department of Justice requesting that VITAS deliver to the OIG various categories of documents for its headquarters and Texas programs from January 1, 2003 through the date of the subpoena.  The requested categories included policy and procedure manuals and information concerning Medicare and Medicaid billing and the provision of hospice services; patient medical records; information concerning business plans, strategies, and results and VITAS’s affiliated entities and referral sources; and certain information concerning employees and their compensation.  In August 2009, the OIG selected medical records for 59 past and current patients from a Texas program for review.  In September 2010, VITAS received a second administrative subpoena from the Department of Justice seeking electronic documents of 10 current and former employees.  In April 2011, the U.S. Attorney provided the Company with a copy of a qui tam complaint filed under seal in the U.S. District Court for the Northern District of Texas,  United States, et al. ex rel. Rehfeldt v. Vitas Healthcare Corp. , 3:09-cv-0203.  In November 2011, the complaint was unsealed.  The U.S. Attorney and the Attorney General for the State of Texas filed notices in November 2011 stating that they had decided not to intervene in the case at that time but indicating that they continue to investigate the allegations.  The complaint asserts violations of the federal False Claims Act and the Texas Medicaid Fraud Prevention Act based on the alleged admission and re-certification of ineligible patients, conspiracy to admit ineligible patients, and backdating patient revocations.  The suit was brought by Michael Rehfeldt, a former general manager of VITAS’s San Antonio program, against VITAS, the San Antonio program’s former Regional Vice-President, Keith Becker, and former Medical Director, Justo Cisneros, and their respective then-current employers: Wellmed Medical Management, Care Level Management, LLC, Inspiris Hospice, LLC, and Inspiris, Inc.   On May 1, 2013, following the plaintiff’s motion to dismiss voluntarily and the government’s consent, the U.S. District Court for the Northern District of Texas dismissed the Rehfeldt complaint without prejudice.

In February 2010, VITAS received a companion civil investigative demand (“CID”) from the Texas Attorney General seeking documents from January 1, 2002 through the date of the CID, and interrogatory responses in connection with a related investigation of possible fraudulent submission of Medicaid claims for non-qualifying patients and fraudulent shifting of costs from VITAS to the State of Texas and the United States.  The CID requested similar information sought by the Department of Justice’s May 2009 administrative subpoena, together with information concerning record-keeping and retention practices, and medical records concerning 117 patients.  In September 2010, VITAS received a second CID from the Texas Attorney General seeking additional documents concerning business plans and results, revocation forms for certain patients, and electronic documents of 10 current and former employees.

In June 2011, the U.S. Attorney provided the Company with a partially unsealed qui tam complaint filed under seal in the U.S. District Court for the Western District of Texas, United States, et al. ex rel. Urick v. Vitas HME Solutions, Inc. et al. , 5:08-cv-0663.  The U.S. Attorney filed a notice in May 2012 stating that it had decided not to intervene in the case at that time but indicating that it continues to investigate the allegations.  In June 2012, the complaint was unsealed.  The complaint asserts violations of the federal False Claims Act and the Texas Medicaid Fraud Prevention Act based on allegations of a conspiracy to submit to Medicare and Medicaid false claims involving hospice services for ineligible patients, unnecessary medical supplies, failing to satisfy certain prerequisites for payment, and altering patient records, including backdating patient revocations.  The suit was brought by Barbara Urick, a registered nurse in VITAS’s San Antonio program, against VITAS, certain of its affiliates, and several former VITAS employees, including physicians Justo Cisneros and Antonio Cavasos and nurses Sally Schwenk, Diane Anest, and Edith Reed.  In September 2012, the plaintiff dismissed all claims against the individual defendants.  The complaint was served on the VITAS entities on April 12, 2013.

Also in June 2011, the U.S. Attorney provided the Company with a partially unsealed qui tam complaint filed under seal in the U.S. District Court for the Northern District of Illinois, United States, et al. ex rel. Spottiswood v. Chemed Corp., 1:07-cv-4566.  In April 2012, the complaint was unsealed.  The U.S. Attorney and Attorney General for the State of Illinois filed notices in April and May 2012, respectively, stating that they had decided not to intervene in the case at that time but indicating that they continue to investigate the allegations.  Plaintiff filed an amended complaint in November 2012.  The complaint asserts violations of the federal False Claims Act and the Illinois Whistleblower Reward and Protection Act based on allegations that VITAS fraudulently billed Medicare and Medicaid for providing unwarranted continuous care services.  The suit was brought by Laura Spottiswood, a former part-time pool registered nurse at VITAS, against Chemed, VITAS, and a VITAS affiliate.  The complaint was served on the defendants on April 12, 2013.

In June 2012, VITAS received an administrative subpoena from OIG in connection with an investigation of possible improper claims submitted to the Medicare and Medicaid programs.  It seeks production of various categories of documents concerning the provision of hospice services, for headquarters and its Southern California programs, for the period January 1, 2007 through the date of the subpoena.  The categories of documents include policy, procedure and training manuals; documents concerning patient eligibility for hospice care, including referrals, admissions, certifications, revocations and census information; documents concerning claims submitted to government programs; certain information concerning employees and their compensation; and documents concerning VITAS’s financial performance.  In August 2012, the OIG also subpoenaed medical records for 268 patients from three Southern California programs.

In September 2012, VITAS received an administrative subpoena from OIG seeking production of medical records for 102 patients in 10 states who received continuous care between 2004 and 2009.  In December 2012, it received a second such administrative subpoena from the OIG seeking medical records for 103 patients who received continuous care between 2009 and 2012.

On May 2, 2013, the government filed a False Claims Act complaint against the Company and certain of its hospice-related subsidiaries in the U.S. District Court for the Western District of Missouri, United States v. VITAS Hospice Services, LLC, et al., 4:13-cv-00449-BCW (the “2013 Action”).  The 2013 Action alleges that, since at least 2002, VITAS, and since 2004, the Company, submitted or caused the submission of false claims to the Medicare program by (a) billing Medicare for continuous home care services when the patients were not eligible, the services were not provided, or the medical care was inappropriate, and (b) billing Medicare for patients who were not eligible for the Medicare hospice benefit because they did not have a life expectancy of six months or less if their illnesses ran their normal course.  This complaint seeks treble damages, statutory penalties, and the costs of the action, plus interest.  The Company intends to defend against these allegations vigorously.

On May 6, 2013, the U.S. District Court for the Western District of Missouri, at the request of the government, unsealed a qui tam complaint against VITAS and VITAS Healthcare Corporation of California, United States ex rel. Charles Gonzales v. Vitas Healthcare Corporation, et al., CV 12-0761-R (“Gonzales”).  The case was transferred from the Central District of California to the Western District of Missouri, where the above referenced 2013 Action is pending.  The government has filed a notice of election to intervene in the Gonzales complaint.  The Gonzales complaint alleges that VITAS’ Los Angeles program falsely certified and recertified patients as eligible for the Medicare Hospice Benefit.  It alleges violations of the False Claims Act and seeks treble damages, civil penalties, recovery of costs, attorneys’ fees and expenses, and pre- and post-judgment interest.   In its notice of election to intervene in Gonzales, the government stated that it intends to seek to consolidate the 2013 Action with Gonzales as a related matter. Upon consolidation, the government stated that the 2013 complaint will supersede the Gonzales complaint.

On May 9 and 10, 2013, respectively, the government moved to (i) intervene partially in the previously disclosed qui tam complaints filed in U.S. District Courts for the Western District of Texas and Northern District of Illinois, respectively (United States, et al. ex rel. Urick v. Vitas HME Solutions, Inc. et al.; and United States, et al. ex rel. Spottiswood v. Chemed Corp., et al.) and (ii) transfer such cases to the U.S. District Court for the Western District of Missouri and consolidate such cases with the 2013 complaint.  In its motions, the government stated that it seeks to intervene partially on the allegations that VITAS submitted or caused the submission of false or fraudulent claims for continuous home care and routine home care on behalf of certain ineligible Medicare beneficiaries.

The costs to comply with these investigations and respond to these lawsuits were not material for any period presented.  Regardless of the outcome of any of the preceding matters, of which it is not possible for us to predict, responding to the subpoenas, dealing with the various regulatory agencies, and responding to the lawsuits can adversely affect us through defense costs, potential payments, diversion of management time, and related publicity.  Although the Company intends to defend against the lawsuits’ allegations vigorously, there can be no assurance they will not have a material adverse effect on the Company.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHEMED CORPORATION

Dated: May 16, 2013	By:	/s/ Arthur V. Tucker Jr.
	Name:	Arthur V. Tucker, Jr.
	Title:	Vice President and Controller